                                 SCHEDULE 14A
===============================================================================
                                               --------------------------------
                                               \        OMB APPROVAL          \
                                               \------------------------------\
                                               \  OMB Number:      3235-0059  \
                                               \  Expires:  January 31, 2002  \
                                               \  Estimated average burden    \
                                               \  hours per response....13.12 \
                                               --------------------------------
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S).240.14a-11(c) or (S) 240.14a-12

                                Thermatrix Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:



Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                               November 1, 2000

Dear Stockholder:

     Enclosed are the proxy materials for the 2000 Annual Meeting of Stockholders. I hope you will be able to join us on December 1, 2000 and take the opportunity to meet members of the team who lead the Company.

     In the meantime, I would urge you to carefully review the proposals in the proxy statement and I solicit your support of the Board's recommendations on these proposals.


                              Sincerely,

                              /s/ Frank R. Pope
                              -----------------
                              Frank R. Pope
                              Chairman

                                THERMATRIX INC.
                             ____________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ____________________

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Thermatrix Inc., a Delaware corporation ("the Company"), will be held on December 1, 2000 at 9:00 a.m. (PST), at the offices of Technology Funding, 2000 Alamada de las Pulgas, San Mateo, California 94403 for the following purposes:

     1. To elect one (1) Class I director to serve for a three-year term or until his or her successor is elected and qualified (Proposal 1);

     2. To ratify the appointment of Grant Thornton LLP as independent public accountants of the Company for the fiscal year ending December 31, 2000 (Proposal 2);

     3. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     Stockholders of record at the close of business on October 3, 2000 shall be entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.


                                        Sincerely,

                                        /s/ Frank R. Pope
                                        -----------------
                                        Frank R. Pope
                                        Chairman

Knoxville, Tennessee
November 1, 2000

------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT

  In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope.
------------------------------------------------------------------------------

                               Thermatrix Inc.
                      308 North Peters Road, Suite 100
                         Knoxville, Tennessee 37922
                                 __________

                               PROXY STATEMENT

                                 ==========

               INFORMATION CONCERNING SOLICITATION AND VOTING


General

     The enclosed Proxy is solicited on behalf of the Board of Directors of Thermatrix Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 9:00 a.m. (PST) on December 1, 2000 at the offices of Technology Funding, 2000 Alamada de las Pulgas, San Mateo, California 94403 and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal office is located at 308 North Peters Road, Suite 100, Knoxville, Tennessee 37922 and its telephone number is (865) 539-9603. These proxy solicitation materials were mailed on or about November 1, 2000 to all stockholders entitled to vote at the meeting.

Record Date and Share Ownership

     Stockholders of record at the close of business on October 3, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date 7,821,425 shares of the Company's Common Stock, $.001 par value were issued and outstanding.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Edward E. Greene) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

     Each share of Common Stock has one vote on all matters and the cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers or regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

     The Company's Bylaws provide that stockholders holding a majority of the outstanding shares of the corporation entitled to vote on the Record Date and represented in person or by proxy shall constitute a quorum at meetings of stockholders for the transaction of business. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as "entitled to vote on the subject matter" (the "Votes Cast") at the Annual Meeting with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a particular matter (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists. Broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company that are intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company (Attention: Edward E. Greene) no later than January 10, 2001 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for such persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were timely filed.

Stockholder Information

     A copy of the Company's Annual Report on Form 10-K, including financial statements and schedules is enclosed with these proxy solicitation materials. Also included is a copy of the Form 10Q filed for the second quarter ending June 30, 2000. In compliance with Rule 14a-3 promulgated under the Securities Exchange Act of 1934, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial schedules thereto. Requests for such copies should be directed to Thermatrix Inc., 308 North Peters Road, Suite 100, Knoxville, Tennessee 37922, Attention: Investor Relations.

     On December 29, 1999, the Company and its operating domestic subsidiaries filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Central District of California. The case number is SA99-22776-JR and is still being administered.

PROPOSAL ONE

                        ELECTION OF CLASS I DIRECTOR
--------------------------------------------------------------------------------

Nominee

     The Company has a classified Board of Directors consisting of one Class I director (Daniel S. Tedone), two Class II directors (Charles R. Kokesh and John M. Toups) and two Class III directors (Frank R. Pope), who will serve until the annual meetings of stockholders to be held in 2001, 2002 and 2003, respectively, or until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire at the annual meeting. At the present time one authorized Class III directorship is vacant. The Company is seeking a qualified person to fill this vacant directorship.

     The term of the director in Class I will expire on the date of the upcoming annual meeting. One person is to be elected to Class I at the meeting. The nominee for election by the stockholders to this position is Daniel S. Tedone, currently a member of the Board of Directors in Class I. If elected, the nominee will serve as a director until the Company's annual meeting of stockholders in 2003, or until his successor is elected and qualified. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the Proxies may be voted for such substitute nominee as management may designate. The proxy holders are advised that in the event the nominee shall not be available for election, a circumstance that is not currently expected, they may vote for the election of substitute nominees in accordance with their judgment.

     There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

     The name of the nominee and other information about members of the Board of Directors, is set forth below:

                                                                                                Director
Name of Nominee         Age        Principal Occupation                                           Since
---------------         ---        --------------------                                           -----
Daniel S. Tedone        52         President and Chief Executive Officer of Thermatrix Inc.     02/07/00

Directors of the Company as of the Record Date

     Charles R. Kokesh (52). Mr. Kokesh has been a Director of the Company since March 1998. Mr. Kokesh is the founder and managing general partner of Technology Funding, a professional venture capital firm headquartered in Silicon Valley, serving in those roles since 1979. Mr. Kokesh also serves on the board of directors of Adesso Specialty Services Inc. Mr. Kokesh received an A.B. from Harvard College, an MBA from Harvard Business School, and a JD from Boalt Hall School of Law, University of California at Berkeley.

     Frank R. Pope (51). Mr. Pope has been a Director of the Company since 1994 and on February 7, 2000 he was elected Chairman of the Board of Directors. On that same date, he agreed to serve as interim CEO of the Company voluntarily resigning from that position on May 25, 2000 in favor of the appointment of Mr. Tedone to the position. Since June 2000, Mr. Pope has been the Executive Managing Director of GFG, Global Financial Group, a private equity management firm. Mr. Pope has also been the

Managing Director of Verdigris Capital, an environmental investment banking firm since October 1996. From 1991 until October 1996, Mr. Pope was a general partner of Technology Funding, a professional venture capital firm. Mr. Pope currently serves on the board of directors of GFG, Global, Medstone International, Inc., Breadcrumbs.com, and Advanced BioCatalytics Corp. Mr. Pope holds a BA from Stanford University, an MBA from the University of Santa Clara Graduate School of Business and a JD from the University of Santa Clara School of Law.

     Daniel S. Tedone (52). Mr. Tedone joined the Company in April 1998 as Executive Vice President with the responsibility for the operation of the Company's core VOC business. In June 1998, he assumed the additional responsibility of Chief Financial Officer. On February 7, 2000 he was appointed President and Director of the Company and on May 25, 2000 he was also appointed Chief Executive Officer. From 1992 Mr. Tedone was CEO of Pollution Control Technologies, Inc., which was acquired by TRC Companies, Inc. in 1995 and where he served as President and CEO of TRC Process Engineering, Inc. until joining Thermatrix. Previously, Mr. Tedone served as President of Vericon Corporation and held positions at Connecticut Resources Recovery Authority and Hartford National Bank & Trust Company. Mr. Tedone holds a BA and an MBA (Finance) from the University of Connecticut.

     John M. Toups (74). Mr. Toups has been a Director of the Company since November 1994. From January 1978 until his retirement in February 1987, Mr. Toups was the Chief Executive Officer of Planning Research Corporation (PRC), an information technology services company. Mr. Toups currently serves on the Board of Directors of CACI International Inc., NVR, Inc., Halifax Corporation and Government Technology Services, Inc. Mr. Toups holds a BS in Civil Engineering from the University of California at Berkeley.

Executive Officers of the Company as of the Record Date

     Daniel S. Tedone (52). Mr. Tedone joined the Company in April 1998 as Executive Vice President with the responsibility for the operation of the Company's core VOC business. In June 1998, he assumed the additional responsibility of Chief Financial Officer. On February 7, 2000 he was appointed President and Director of the Company and on May 25, 2000 he was also appointed Chief Executive Officer. From 1992 Mr. Tedone was CEO of Pollution Control Technologies, Inc., which was acquired by TRC Companies, Inc. in 1995 and where he served as President and CEO of TRC Process Engineering, Inc. until joining Thermatrix. Previously, Mr. Tedone served as President of Vericon Corporation and held positions at Connecticut Resources Recovery Authority and Hartford National Bank & Trust Company. Mr. Tedone holds a BA and an MBA (Finance) from the University of Connecticut.

     Edward E. Greene (51). Mr. Greene joined the Company in June 1996 as the Director of Administrative Services. He was appointed Secretary of the Company in July 1998 and Vice President, Administration in December 1998. From October 1970 until April 1996 Mr. Greene was a serving Regular Army Officer. Mr. Greene is a graduate of the Command and General Staff College and the US Army War College and he holds a BS from Gannon University and an MA (Economics) from the University of Oklahoma.

     James E. Fritz (38) Mr. Fritz joined the Company in February 2000 and on July 22, 2000 was appointed Vice President and Chief Financial Officer. Previous to his employment with the Company, Mr. Fritz was President, Chief Executive Officer and Director of River Valley Bancorp for 4 years. Prior to that he served as Chief Financial Officer of Central Indiana Bancorp for 8 years. Mr. Fritz holds a BS in Finance and an MBA from Indiana University.

     James M. Clark (50). Mr. Clark joined the Company as Executive Vice President and General Manager, Wahlco Air Systems, in Santa Ana, CA in April 1999 and has over 25 years experience with environmental firms supplying software and hardware products and services to the utility and industrial air pollution control sectors. In 1996, after four years with them, he was appointed Vice President and General Manager of KVB, a leading worldwide provided of industrial emissions monitoring and control systems. From 1972 until joining KVB, Mr. Clark held a variety of management, operational and marketing positions with Western Precipitation and JOY Manufacturing. Mr. Clark holds BSE from California State University at Long Beach and an MBA from Loyola Marymount University.

Required Vote

     If a quorum is present and voting, the nominee for Class I director receiving the highest number of votes will be elected as the Class I director. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present in determining if a quorum is present, but because directors are elected by a plurality vote, will have no impact once a quorum is present. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."


--------------------------------------------------------------------------------

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                           THE NOMINEE LISTED ABOVE

--------------------------------------------------------------------------------

Board Meetings and Committees

     The Board of Directors of the Company held a total of seven (7) meetings and took a total of one (1) action by written consent during the fiscal year ended December 31, 1999. No director serving during such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has two committees, the Audit Committee and the Compensation Committee.

     The Audit Committee of the Board of Directors, which consists of Messrs. Kokesh, Pope, and Toups, held three (3) meetings during FY 1999. The Audit Committee reviews and advises the Board of Directors regarding the Company's accounting matters and is responsible for reviewing and recommending the engagement of the Company's independent public accountants, the services to be performed by them, and reviewing and evaluating the accounting principles being applied to the Company's financial reports. Except for the period February 7, 2000 to May 25, 2000, while Mr. Pope was serving in an unpaid capacity as the Chief Executive Officer, the Committee is independent as defined in Rule 4200(a).15 of the NASD.

     The Compensation Committee of the Board of Directors, which consists of Messrs. Kokesh and Pope, held one (1) meeting during FY 1999. The Compensation Committee establishes the overall executive compensation strategies of the Company and approves compensation elements for the chief executive officer, other executive officers, and employees earning in excess of $100,000 per year.

Director Compensation

     Directors are not paid any cash compensation from the Company for their services as members of the Board or any committee thereof, although they are reimbursed for reasonable out-of-pocket expenses incurred by them in attending such meetings.

     The Company's 1996 Director Option Plan (the "Director Plan") was adopted by the Board of Directors in March 1996 and was approved by the stockholders in April 1996. The Director Plan provides for the automatic and non-discretionary grant of nonqualified stock options to purchase 6,667 shares of the Company's Common Stock to directors who are not employed by the Company ("Outside Directors") on the date upon which such person first becomes an Outside Director ("Initial Option"). Thereafter, each Outside Director is automatically granted an option to purchase 1,667 shares of Common Stock on January 1 of each year, beginning January 1, 1997 ("Subsequent Option"), provided he or she has served as a director for at least six months as of such date. The exercise price of options granted under the Director Plan is 100% of the fair market value of the Company's Common Stock on the date of grant. Initial Options vest and become exercisable as to 12 1/2% of the shares subject to the option six months after the date of grant and as to an additional 12 1/2% of the shares at the end of each six-month period thereafter, provided the optionee continues to serve as a director on such date. Subsequent Options vest and become exercisable as to 50% of the shares subject to the Subsequent Option six months after the date of grant and as to the remaining 50% one year after the date of grant, provided the optionee continues to serve as a director on such date.

     On January 1, 1999, a Subsequent Option to purchase 1,667 shares of Common Stock was automatically granted to Messrs. Pope, Toups and Kokesh at an exercise price of $3.625 per share. Since the December 29, 1999 filing for protection under Chapter 11 of the US Bankruptcy code, no additional options have been issued under the Director Plan and no options granted under the Plan have been exercised.

     A total of 103,334 shares of Common Stock has been reserved for issuance under the Director Plan. As of October 3, 2000, no shares of Common Stock had been issued upon the exercise of options granted under the Director Plan, options to purchase 31,670 shares of Common Stock at a weighted average exercise price of $7.48 per share were outstanding, 29,170 options were exercisable and 71,664 shares were available for future issuance.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Messrs. Kokesh and Pope. Mr. Tedone also participates in discussions regarding salaries and incentive compensation for all employees (including officers) and consultants to the Company, except that Mr. Tedone is excluded from discussions regarding his own salary and incentive compensation. No director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director or a board committee member of the Company.

                                 PROPOSAL TWO

       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
----------------------------------------------------------------------------

     The Board of Directors has selected Grant Thornton LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000, and recommends that stockholders vote for ratification of such appointment. If there is a negative vote on such ratification, the Board of Directors will reconsider its selection.

Required Vote

     The ratification of the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this subject matter at the meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting-Quorum; Abstentions; Broker Non-Votes."



--------------------------------------------------------------------------------

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
             RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

--------------------------------------------------------------------------------

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table and accompanying notes set forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each of the Company's executive officers named in the Summary Compensation Table appearing herein (the "Named Executive Officers"), (ii) each director, (iii) all of the Company's executive officers and directors as a group, and (iv) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The Company knows of no agreements among its stockholders that relate to voting or investment power of its shares of Common Stock.

Named Executive Officers, Directors, and all Directors and Named                 Beneficial Ownership(1)
Executive Officers as a Group
                                                                          Number of Shares       Percent of Total
                                                                       ----------------------  --------------------
Alexander G. Baldwin(2).............................................                   11,649                     *
James M. Clark(3)...................................................                    4,657                     *
James E. Fritz(4)...................................................                        0                     *
Edward E. Greene(5).................................................                   21,950                     *
Charles R. Kokesh(6)................................................                1,212,651                 15.42
Frank R. Pope(7)....................................................                   98,854                  1.26
John T. Schofield(8)................................................                  481,095                  5.88
Daniel S. Tedone(9).................................................                   47,834                     *
John M. Toups(10)...................................................                   52,549                     *
Richard J. Goodier(11)..............................................                        0                     *
All named Executive Officers and Directors as a Group
(10 persons)(12)....................................................                2,408,715                 23.20

5% Stockholders:
Charles Rivers Partnerships VI, L.P. & Charles River Partnership
VI-A, L.P. 1000 Winter Street, Suite 3300, Waltham, MA 02154(13)                      467,939                  5.98

CIBC WMV Inc. 425 Lexington Ave., New York, NY 10017-3903(14)                         831,906                 10.54

Denise Hale, George T. Cronin & Thomas M. Peterson as Successor
Co-Trustees of the Prentis Cobb Hale Trust c/o Brobeck Phelger &
Harrison LLP, Attn: T. M. Peterson, One Market Plaza, Spear Street
Tower, San Francisco, CA 94105                                                        420,863                  5.38

Technology Funding Partners III, LP & Technology Funding Ventures
Partners IV LP, 2000 Alamada de las Pulgas, Suite 250, San Mateo,
CA 94403(15)                                                                        1,206,817                 15.36

Landmark Secondary Partners L.P.
760 Hopmeadow Street, Simsbury, Connecticut 06070                                     394,329                  5.04

The Venture Capital Fund of New England II, LP & The Venture Capital
Fund of New England III, LP, 70 Walnut Street, Suite 120, Wellesley
Hills, MA  02481-2175                                                                 623,410                  7.97

Ventana Environmental Partnership LP, 18881 Von Karmen Ave., Tower
17, Suite 350, Irvine, CA 92751                                                       533,429                  6.82

Wexford Management LLC, 411 W. Putnam Ave., Greenwich, CT 06830 (16)                  450,000                  5.44

_______________
*  Less than 1%

Notes to Beneficial Ownership Table:

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Options to purchase shares of Common Stock which are currently exercisable or will become exercisable within 60 days of the Record Date, are deemed to be outstanding for purposes of computing the percentage of the shares held by an individual but are not outstanding for purposes of computing the percentage of any other person. Except as indicated otherwise in the footnotes below, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Includes 11,649 shares subject to stock options that are exercisable within 60 days of October 3, 2000.
(3) Includes 2,708 shares subject to stock options that are exercisable within 60 days of October 3, 2000.
(4) Mr. Fritz joined the Company on February 28, 2000 and was appointed Vice President and Chief Financial Officer on July 22, 2000.
(5) Includes 17,625 shares subject to stock options that are exercisable within 60 days of October 3, 2000.
(6) Includes 5,834 shares subject to stock options that are exercisable within 60 days of October 3, 2000. Mr. Kokesh is a managing general partner of Technology Funding and, therefore, may be deemed to beneficially own the
     shares held by Technology Funding Partners.   Also includes 62,772 shares
     held by Technology Funding Partners, which pursuant to an agreement between Mr. Pope and Technology Funding Partners, Mr. Pope is entitled to receive at such time as Technology Funding Partners distributes the assets of the partnership to its limited partners. Includes 35,000 Warrants to purchase Common shares but does not include 1,000 shares of Series E Preferred Stock.
(7) Includes 11,668 shares subject to stock options that are exercisable within 60 days of October 3, 2000 but does not include the 62,772 shares held by Technology Funding Partners that Mr. Pope is entitled to receive upon distribution of the assets of the partnership to its limited partners.
(8) Mr. Schofield resigned as an officer and director of the Company on February 7, 2000 and ceased being an employee on February 28, 2000. Includes 355,089 shares subject to stock options that are exercisable within 60 days of October 3, 2000.
(9) Includes 45,834 shares subject to stock options that are exercisable within 60 days of October 3, 2000.
(10) Includes 21,669 shares subject to stock options that are exercisable within 60 days of October 3, 2000.
(11) Mr. Goodier was Executive Director and General Manager of the Wahlco Metroflex Division in the UK. His employment ceased on December 15, 1999.
(12) Includes 472,076 shares subject to stock options that are exercisable within 60 days of October 3, 2000.
(13) Included 355,248 shares held by CRP VI, 62,691 shares held by CRP VI-A and 50,000 shares held by Mr. Richard M. Burns, Jr., a general partner of Charles River Partnership VI GP Limited Partnership.
(14) Includes 70,000 Warrants to purchase common shares but does not include 2,000 shares of Series E Convertible Redeemable Preferred Stock
(15) Includes 62,772 shares held by Technology Funding Partners, which pursuant to an agreement between Mr. Pope and Technology Funding Partners, Mr. Pope is entitled to receive at such time as Technology Funding Partners distributes the assets of the partnership to its limited partners. Also includes 35,000 Warrants to purchase Common Shares but does not include 1,000 shares of Series E Preferred Stock.
(16) Includes Warrants to purchase 450,000 shares of Common Stock related to the acquisition of Wahlco Environmental Systems, Inc.

                             EXECUTIVE COMPENSATION

Summary Compensation

The following table shows information as of the Record Date concerning compensation awarded to, earned by or paid for services to the Company by the Chief Executive Officer and each of the other five most highly compensated executive officers, in all capacities during the three years ended December 31, 1999.

                           Summary Compensation Table

                                                                ------------------------------------------------------------
                                                                             Annual                   Long-Term
                                                                        Compensation (1)              Compensation
----------------------------------------------------------------------------------------------------------------------------
                                                                                All Other             # Securities
Name & Position                                      Year       Salary (2)      Compensation (3)      Underlying Options (4)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Alexander G. Baldwin(5)                              1999       122,000          6,375                -
----------------------------------------------------------------------------------------------------------------------------
Executive Vice President & General Manager           1998       121,250          7,394                  2,500
----------------------------------------------------------------------------------------------------------------------------
Wahlco Engineered Products, Inc.                     1997       125,000          7,410                -
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
James M. Clark (6)                                   1999       102,968          4,738                 10,000
----------------------------------------------------------------------------------------------------------------------------
Executive Vice President & General Manager           1998       -               -                     -
----------------------------------------------------------------------------------------------------------------------------
Wahlco, Inc.                                         1997       -               -                     -
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Richard J. Goodier (7)                               1999       134,400          4,191                -
----------------------------------------------------------------------------------------------------------------------------
Executive Director & General Manager                 1998       138,050          3,313                  5,000
----------------------------------------------------------------------------------------------------------------------------
Wahlco Metroflex division                            1997       120,546            768                  5,000
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Edward E. Greene (8)                                 1999       138,750          6,984                 40,000
----------------------------------------------------------------------------------------------------------------------------
Vice President, Administration & Secretary           1998        95,000          5,479                 10,000
----------------------------------------------------------------------------------------------------------------------------
                                                     1997       -               -                     -
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
John T. Schofield (9)                                1999       238,833         10,890                -
----------------------------------------------------------------------------------------------------------------------------
Chairman, President & CEO                            1998       220,000         10,374                150,000
----------------------------------------------------------------------------------------------------------------------------
                                                     1997       220,000         10,342                -
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Daniel S. Tedone(10)                                 1999       186,667          9,283                 50,000
----------------------------------------------------------------------------------------------------------------------------
President & CEO                                      1998       137,890         19,711                 50,000
----------------------------------------------------------------------------------------------------------------------------
                                                     1997       -               -                     -
----------------------------------------------------------------------------------------------------------------------------

(1)  No bonuses were awarded in the period 1997 - 1999.
(2) Salaries for Messrs. Clark, Greene, Schofield, and Tedone include pre-payment of January 2000 salaries in December 1999.
(3) All other Compensation includes life, health, dental, and disability insurances.
(4)  These shares are subject to exercise under the Company's Stock Option
     Plans.
(5) Mr. Baldwin is not an officer of the Company but is one of the top 5 most highly compensated individuals.
(6) Mr. Clark joined the Company on April 14, 1999; his salary for 1999 reflects less than a full year's employment.
(7) Ceased being an executive officer of the Company on December 15, 1999. Compensation data for 1999 is estimated based on Mr. Goodier's annual rate.
(8) Mr. Greene was appointed Secretary of the Corporation on September 15, 1998 and additionally appointed Vice President, Administration on December 1, 1998. Mr. Greene's salary was increased to $140,000 per year by the Board of Directors on October 1, 1999. The Bankruptcy Court disallowed the increase as it was within 90 days of the Chapter 11 petition filing. Effective December 29, 1999 Mr. Greene's salary has reverted to $120,000 per year.
(9) Resigned as an officer and director of the Company on February 7, 2000 and left the employment of the Company on February 29, 2000.
(10) Mr. Tedone joined the Company in April 1998. His salary for 1998 reflects less than a full year's employment. Mr. Tedone was appointed CFO in June 1998, was appointed President and Director on February 7, 2000 and was additionally appointed Chief Executive Officer on May 25, 2000. Mr. Tedone's salary was increased to $200,000 per year by the Board on October 1, 1999. In light of Mr. Tedone's increased responsibilities the

     Bankruptcy Court allowed the increase. The `All Other Compensation' figure for 1998 includes a non-qualified relocation payment.

Stock Option Grants and Exercises

The following table shows, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended December 31, 1999. No stock option grants have been made or stock options exercised subsequent to the Chapter 11 filing on December 29, 1999.

                           Option Grants in Last Fiscal Year

                                             Individual Grants                       Potential Realizable
                         -------------------------------------------------------
                          Number of       % of Total                                   Value at Assumed
                          Securities        Options                                  Annual Rates of Stock
                          Underlying      Granted to      Exercise                    Price Appreciation
                           Options         Employees     Price Per    Expiration     for Option Term($)(1)
                                                                                    -----------------------
          Name           Granted (#)(2) in Fiscal Year   Share($)      Date(3)             5%         10%
----------------------  --------------- --------------   ---------   -----------       -------     -------
Alexander G. Baldwin..  No options granted during FY 1999                                 --            --
James M. Clark........      10,000                   6%      $1.75     10/12/09           $0       $ 8,437
Richard J. Goodier....  No options granted during FY 1999                                 --            --
Edward E. Greene......      40,000                  24%      $1.75     10/12/09           $0       $33,748
John T. Schofield.....  No options granted during FY 1999                                 --            --
Daniel S. Tedone......      50,000                  30%      $1.75     10/12/09           $0       $42,187
_____________

(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.
(2) Option grants generally vest over a 48-month period. Initial grants vest and become exercisable as to 1/48/th/ of the shares subject to the grant twelve months after the vesting commencement date and as to an additional 1/48/th/ of the shares at the end of each month thereafter provided the optionee continues to serve as an employee on such date. Subsequent grants vest and become exercisable as to 1/48/th/ of the shares subject to the subsequent grant one month after the vesting commencement date and as to an additional 1/48/th/ of the shares at the end of each month thereafter, provided the optionee continues to serve as an employee on such date.
(3) Options may terminate before their expiration date if the optionee's status as an employee is terminated.

The following table shows, as to the Named Executive Officers, information concerning stock options exercised during the fiscal year ended December 31, 1999 and the value of unexercised options at such date.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                              Number of Securities      Value of Unexercised
                                                             Underlying Unexercised     in-the-Money Options
                                                                 Options/SARs at         December 31, 1999
                                                              December 31, 1999(#)            ($)(1)
                                                             ----------------------   --------------------
                             Shares Acquired      Value           Exercisable/            Exercisable/
         Name                on Exercise (#)    Realized ($)     Unexercisable           Unexercisable
------------------------     ---------------   -----------   ----------------------   --------------------
Alexander G. Baldwin....         1,944           $3992.25          10,869/1,770             $        0
James M. Clark..........            --                 --              0/10,000             $        0
Richard J. Goodier (2)..            --                 --                   0/0             $        0
Edward E. Greene........            --                 --          6,168/43,832             $        0
John T. Schofield.......            --                 --        346,061/77,778             $42,777/$0
Daniel S. Tedone........            --                 --         22,916/77,084             $        0

__________________
(1) Based on the fair market value of the Company's Common Stock at December 31, 1999 of $1.00 per share, less the exercise price to be paid for such shares.

(2)  Mr. Goodier's employment ended on December 15, 1999.

Employment Agreements

Prior to entering Chapter 11, the Company had entered into an Employment Contract with Mr. Tedone, however the Company has not and does not intend to assume the Contract. The Company has no other employment contracts with any of its officers and has no compensatory plan or arrangement which is activated upon resignation, termination or retirement of any such officer or upon a change in control of the Company other than required by law. Under certain circumstances both the 1996 Stock Plan and the Director Plan provide for the accelerated vesting of all outstanding options upon a change in control.

Other Employee Benefit Plans

1987 Incentive Stock Plan

The Company's 1987 Incentive Stock Plan, as amended (the "1987 Stock Plan") was adopted by the Board of Directors in August 1987 and approved by the stockholders in February 1988. The 1987 Stock Plan provided for grants of incentive stock options to employees (including officers and employee directors) and non-statutory stock options to non-employees (including non-employee directors) and consultants of the Company. A total of 907,651 shares of Common Stock were reserved for issuance under the 1987 Stock Plan. As of October 3, 2000, 375,982 shares of Common Stock had been issued upon the exercise of options granted under the 1987 Stock Plan and options to purchase 359,204 shares of Common Stock at a weighted average exercise price of $1.58 per share were outstanding. The Plan terminated in 1997 and no further options will be granted under the 1987 Stock Plan. Options under the 1987 Stock Plan become exercisable at varying rates over vesting periods determined by the Board of Directors (generally one to ten years), and as of October 3, 2000 a total of 343,093 options were exercisable.

1996 Stock Plan

The Company's 1996 Stock Plan (the "1996 Plan") was adopted by the Board of
Directors in March 1996 and approved by the stockholders in April 1996.   The
Board of Directors adopted a sub-plan of the 1996 Plan for the purpose of qualifying for preferred tax treatment under UK tax laws. The UK Inland Revenue approved the sub-plan effective January 30, 1998. A total of 633,334 shares of Common Stock have been reserved for issuance under the 1996 Plan. As of October 3, 2000 15,250 shares of Common Stock had been issued upon the exercise of options granted under the 1996 Plan, options to purchase 265,029 shares of Common Stock at a weighted average exercise price of $2.27 per share were outstanding, 144,548 options were exercisable and 353,085 shares were available for issuance.

Employee Stock Purchase Plan

The Company's Employee Stock Purchase Plan (ESPP) was approved by the Board of Directors in March 1996 and approved by the stockholders in April 1996. It permits eligible employees of the Company to purchase Common Stock through payroll deductions of up to 15% of their eligible compensation, provided that no employee may purchase more than $25,000 worth of stock under all of the employee purchase plans of the Company in any calendar year. The price of Common Stock purchased under the ESPP is 85% of the lower of the fair market value of the Common Stock on the first or last day of each six-month offering period. The ESPP will expire in the year 2006. A total of 276,667 shares have been reserved for issue, 126,728 shares of Common Stock have been issued and 149,939 remain available for sale under the ESPP as of the Record Date. Since the filing of the

Chapter 11 petition on December 29, 2000 the Plan has been administratively suspended.

401(k) Savings Plan

The Company maintains the Thermatrix Inc. 401(k) Plan, a defined contribution retirement plan with a cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan is intended to be qualified under Section 401(a) of the Code. All employees of the Company are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant make elective contributions of a percentage of his or her compensation, subject to statutory limits.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 17 shall not be incorporated by reference into any such filings.

General

The Compensation Committee (the "Committee") of the Board of Directors establishes the overall executive compensation strategies of the Company and approves compensation elements for the chief executive officer, other executive officers, and employees earning in excess of $100,000 per year. The Committee also recommends stock option awards for employees to the Board. The Committee is comprised of three of the independent, non-employee members of the Board of Directors, none of whom have interlocking relationships as defined by the Securities and Exchange Commission. As of the Record date there was one vacancy on the Committee. The Committee has available to it such external compensation advice and data as the Committee deems appropriate to obtain.

The compensation philosophy of the Committee is to provide a comprehensive compensation package for each executive officer that is tailored to the Company's accomplishment of business strategies, objectives and initiatives. Accordingly, the Committee follows a compensation strategy which utilizes vesting terms as an incentive and reward for executives as the Company addresses the challenges it faces. As the Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Committee reaches its decisions with a view towards the Company's overall financial performance. The Committee strives to structure each officer's overall compensation package to enable the Company to attract, retain and reward personnel who contribute to the success of the Company.

Executive Officer Compensation

The Committee's executive compensation policies are designed to enhance the financial performance of the Company and thus stockholder value by aligning the financial interests of the key executives with those of the stockholders. The executive compensation program is viewed in total considering all of its component parts: an annual compensation component, which consists of base salaries that are generally competitive with those offered by other companies in the industry at similar phases of growth, and a long-term incentive component, which consists of stock options and stock ownership. In determining individual salaries, the Committee considers the individual experience, performance and breadth of responsibilities of each executive officer within the Company in light of the accomplishment of business strategies, objectives and initiatives set forth by the Board periodically. These factors are reviewed for each executive officer annually.

The Company's 1996 Stock Plan and the ESPP are long-term incentive plans for all employees. These plans are intended to align stockholder and employee interest by creating a direct link between long-term rewards and the value of the Company's shares. The Committee believes that long-term stock ownership by executive officers and all employees is an important factor in achieving both above average growth in share value and retaining valued employees. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate executive officers to manage the Company in a manner that will benefit all stockholders.

The Option Plans authorize the Committee to award available stock options to employees at any time.

Options for executive officers are generally granted at the time of initial employment with the Company, and at later dates at the discretion of the Committee. The size of the initial and later grants are determined by a number of factors including comparable grants to executive officers and employees by other companies which compete in the Company's industry. The exercise price per share of the stock options is normally equal to the prevailing market value of a share of the Company's Common Stock on the date the options are granted.

The Company has adopted certain broad-based employee benefit plans in which all employees, including the executive officers, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitations on the amounts that may be contributed or the benefits payable under those plans. See "Other Employee Benefit Plans--401(k) Savings Plan."

CEO Compensation

Compensation for the Chief Executive Officer aligns with the philosophies and practices described above for executive officers in general. Mr.Tedone's salary was increased to $200,000 from $160,000 effective October 1, 1999. Mr. Tedone received option grants totaling 50,000 shares on October 12, 1999. The Company currently does not have a bonus plan for its Chief Executive Officer or any of its other executive officers.



                           COMPENSATION COMMITTEE
                           Frank R. Pope
                           Charles R. Kokesh

                        COMPANY STOCK PRICE PERFORMANCE

The following graph demonstrates a comparison of cumulative total stockholder returns, calculated on a dividend reinvestment basis and based upon an initial investment of $100 in the Company's Common Stock as compared with the Russell 2000 Index and the Dow Jones Industrial Technology Index. No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The Company's Common Stock began trading on the NASDAQ National Market on June 20, 1996 and currently trades on the OTC Bulletin Board under the Symbol TMXIQ. The graph reflects the Company's stock price performance from the initial public offering through the end of fiscal 1999.

                COMPARISON OF 42 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG THERMATRIX INC., THE RUSSELL 2000 INDEX
                 AND THE DOW JONES INDUSTRIAL TECHNOLOGY INDEX

                             [GRAPH APPEARS HERE]

* $100 INVESTED ON 6/20/96 IN STOCK OR ON 5/31/96
  IN INDEX - INCLUDING REININVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                         Cumulative Total Returns Data

--------------------------------------------------------------------------------------------------------------------
 Stock
Or Index           6/20/96      6/96     12/96      6/97     12/97      6/98     12/98      6/99      9/99     12/99
--------------------------------------------------------------------------------------------------------------------
Thermatrix          100.00    102.00     72.00     24.00     13.00     32.00     29.00     35.00     19.50      7.00
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Russell 2000        100.00     98.82    110.38    126.73    145.47    151.92    136.08    143.23    132.03    134.06
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Dow
Industrial          100.00     92.42     93.39     99.29     98.51     87.19     90.30    110.56    119.13    243.63
Technology
--------------------------------------------------------------------------------------------------------------------

Other Matters

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                                          The Board of Directors

Dated November 1, 2000

                                                                      1535-PS-00

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                THERMATRIX INC.

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 1, 2000

The undersigned stockholder of Thermatrix Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 1, 2000, and hereby appoints Daniel S. Tedone and Edward E. Greene, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual meeting of Stockholders of Thermatrix, to be held on Friday, December 1, 2000 at 9:00 a.m. (PST) at the offices of Technology Funding, 2000 Alamada de las Pulgas, San Mateo, California 94403, and any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the, matters set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

SEE REVERSE        CONTINUE AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                  SIDE



                                  DETACH HERE
--------------------------------------------------------------------------------

          Please mark
[X]       Votes as in
          this example



1.  Election of Class I Director:

    Nominee:  Daniel S. Tedone     For the Nominee___ Withheld from the
                                                      Nominee___


2.  Proposal to ratify the appointment of Grant Thornton
    LLP as Independent Public Accountants.  For ____  Against ____ Abstain ____

    (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

    Signature _____________  Date ___________

    Signature _____________  Date ___________